Exhibit 10.4

FIRST AMENDMENT TO SEPARATION AGREEMENT AND GENERAL RELEASE

This First Amendment to Separation Agreement and General Agreement (“Agreement”), dated as of December 31, 2008, is entered into by and among Eddie Bauer Holdings, Inc. (“Holdings”), a Delaware corporation, and its operating subsidiary Eddie Bauer, Inc. (“Eddie Bauer”), a Delaware corporation (collectively, the “Company”), on the one hand, and Fabian Månsson (“Månsson” or the “Executive”), on the other (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Company and Månsson entered into a Separation Agreement dated February 9, 2007 (the “Agreement”); and

WHEREAS, the Agreement must be amended to become compliant with Treasury Regulations 1.409(A) promulgated under the Internal Revenue Code of 1986, as amended, to avoid financial implications to Mansson.

AMENDMENT

NOW, THEREFORE, in consideration of the representations set forth above and in consideration of other good and valuable considerations the adequacy and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

1. Addendum A, Section (b)(iii) – “Medical Benefits”: The section shall be amended by adding the following to the end of the paragraph:

“The benefits provided per this subsection (iii) are subject to the following: (1) the amount eligible for reimbursement or payment in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year, (2) any reimbursement or payment of an expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (3) the right to reimbursement or in-kind benefit shall not be subject to liquidation or exchange for any other benefit.”

2. Addendum A, Section (b)(v)(a) -”Bonus Payments”. This section shall be amended by striking the words “but not before August 10, 2007 (the New Payment Date)”.

Executed effective as of December 31, 2008.

EDDIE BAUER HOLDINGS, INC.		FABIAN MÅNSSON

By:	/s/ Freya R. Brier	/s/ Fabian Månsson
Freya R. Brier, Senior Vice President